RYDEX ETF TRUST

Amendment dated March 2, 2017
to the Administration Agreement
dated June 10, 2013
between Rydex ETF Trust and
MUFG Investor Services (US) LLC (formerly, Rydex Fund Services, LLC)

Amendment
dated March 2, 2017
to Schedule A to the
Administration Agreement dated June 10, 2013
between Rydex ETF Trust and
MUFG Investor Services (US) LLC (formerly, Rydex Fund Services, LLC)

Schedule A to the Administration Agreement between Rydex ETF Trust (the “Trust”) and MUFG Investor Services (US) LLC (formerly, Rydex Fund Services, LLC), dated June 10, 2013, as amended to date (the “Agreement”), is hereby amended to reflect the addition of the Guggenheim Multi-Factor Large Cap ETF, a newly created series of the Trust and shall be effective and replace the current Schedule A to the Agreement in full upon the commencement of operations of the Guggenheim Multi-Factor Large Cap ETF. This revised Schedule A is incorporated into and made a part of the Agreement.

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SCHEDULE A
LISTING OF INVESTMENT FUNDS

INVESTMENT FUNDS

Guggenheim S&P 500® Equal Weight ETF
Guggenheim S&P 500® Top 50 ETF
Guggenheim S&P 500® Pure Value ETF
Guggenheim S&P 500® Pure Growth ETF
Guggenheim S&P MidCap 400® Pure Value ETF
Guggenheim S&P MidCap 400® Pure Growth ETF
Guggenheim S&P SmallCap 600® Pure Value ETF
Guggenheim S&P SmallCap 600® Pure Growth ETF
Guggenheim S&P Equal Weight Consumer Discretionary ETF
Guggenheim S&P 500® Equal Weight Consumer Staples ETF
Guggenheim S&P 500® Equal Weight Energy ETF
Guggenheim S&P 500® Equal Weight Financial ETF
Guggenheim S&P 500® Equal Weight Health Care ETF
Guggenheim S&P 500® Equal Weight Industrials ETF
Guggenheim S&P 500® Equal Weight Materials ETF
Guggenheim S&P 500® Equal Weight Technology ETF
Guggenheim S&P 500® Equal Weight Utilities ETF
Guggenheim S&P MidCap 400® Equal Weight ETF
Guggemheim S&P SmallCap 600® Equal Weight ETF
Guggenheim MSCI Emerging Markets Equal Country Weight ETF
Guggenheim S&P 500® Equal Weight Real Estate ETF
Guggenheim S&P 100® Equal Weight ETF
Guggenheim Multi-Factor Large Cap ETF

Additions are noted in bold